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                                                                Exhibit 4


                                   EXHIBIT D


                          REDEMPTION RIGHTS AGREEMENT


     Redemption Rights Agreement, dated December 6, 1996, among GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), General Growth Properties, Inc., a Delaware corporation (the "General Partner"), and the parties whose names are set forth under the caption "Contributing Partners" on the signature pages hereof (collectively, "Contributing Partners").

                                R E C I T A L S

     WHEREAS, concurrently herewith, Contributing Partners are being admitted as limited partners of the Partnership, the general partner of which is the General Partner;

     WHEREAS, shares of common stock, $.10 par value per share, of the General Partner (the "Common Stock") are listed on the New York Stock Exchange; and

     WHEREAS, the parties desire to set forth herein the terms and conditions upon which the Contributing Partners may cause the Partnership to redeem their limited partnership units in the Partnership.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Acts" shall mean the Securities Act and the Exchange Act, collectively.

     "Affiliates" shall mean, with respect to any Contributing Partner, the "Affiliates" of such Contributing Partner as defined in the Contribution Agreement between the Partnership and such Contributing Partner.

     "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.

     "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Units, an amount of cash equal to the value of the Share Purchase Price (computed as of the Computation Date and equal to the Current Per Share Market Price on such Computation Date multiplied by the number of Shares) that would be payable with respect to such Units assuming the Share Purchase Price were paid in full satisfaction of the

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Purchase Price of such Units.  In the event that the Share Purchase
Price includes securities other than Shares, then the value of such other securities shall be determined by the General Partner acting in good faith on the basis of the closing prices of securities if listed on a nationally recognized exchange and otherwise on the basis of such quotations and other information as the General Partner considers, in its reasonable judgment, appropriate.

     "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

     "Closing Price" shall have the meaning set forth in the Partnership Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

     "Common Stock" shall have the meaning set forth in the recitals.

     "Computation Date" shall mean the date on which the applicable Notice is received by the Partnership or, if such date is not a Business Day, the first Business Day thereafter.

     "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Section 6(a).

     "Contribution Agreements" shall mean the Contribution Agreements each dated the date hereof, and each between the Partnership and one of Contributing Partners, as the same have been and may hereafter be amended from time to time, pursuant to which this Agreement is being executed.

     "Current Per Share Market Price" shall have the meaning set forth in the Partnership Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

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     "Expiration Date" shall mean the earlier of (a) April 16, 2023 (b) the date upon which all Units have been redeemed or purchased in accordance with the terms hereof.

     "Forbes/Cohen Units" shall mean any and all Units that are owned directly or indirectly through one or more partnerships by Sidney Forbes and/or Maurice Cohen on the date hereof.

     "Liens" shall have the meaning set forth in the Contribution Agreement.

     "Major Transaction Event" shall mean, with respect to the General Partner,
(a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a)); (b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

     "Notice" shall have the meaning set forth in Section 3.2.

     "Other REIT" shall mean CenterMark Properties, Inc., GGP/Homart, Inc. and any other REIT in which the General Partner holds a direct or indirect equity interest and of which Contributing Partners are notified in writing.

     "Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated July 27, 1993, as amended by that certain First Amendment thereto dated May 23, 1995, that certain Second Amendment dated June 13, 1995, that certain Third Amendment thereto dated May 21, 1996 and that certain Fourth Amendment thereto dated August 30, 1996, that certain Fifth Amendment dated as of October 4, 1996, that certain Sixth Amendment dated as of November 27, 1996 and as the same may be further amended through the date of this Agreement.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

     "Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith, between the Partnership and Contributing Partners.


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     "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase
Price, or a combination thereof.

     "Purchase Right" shall have the meaning set forth in Section 7.1. "Redemption Rights" shall have the meaning set forth in Section 2.

     "REIT" shall mean real estate investment trust as such term is defined under the Code.

     "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time to time.

     "Registration Expenses" shall mean all expenses incident to the General Partner's performance of or compliance with the registration requirements set forth in this Agreement, including without limitation (a) the fees, disbursements and expenses of the General Partner's counsel and accountants in connection with the registration of Shares issuable upon the exercise of the Redemption Rights; (b) all expenses in connection with the preparation, printing and filing of the registration statement or statements, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto; (c) the cost of printing or producing any blue sky or legal investment memoranda or other documents in connection with the offering, sale or delivery of such Shares; (d) all expenses in connection with the qualification of such Shares under state securities laws; and (e) the fees and expenses incurred in connection with the listing of such Shares on each securities exchange on which securities of the same class are then listed. Notwithstanding the foregoing, Registration Expenses shall not include (and the General Partner will pay) any costs incurred by the Partnership or the General Partner in preparing any document that is incorporated by reference in a registration statement, or any professional fee or other expenses, that would have been incurred apart from the obligation of the General Partner hereunder to file a Registration Statement.

     "Retailer Interest" shall have the meaning set forth in Section 7.5.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.


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     "Share Purchase Price" shall mean, with respect to the exercise of any
Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than rights referred to in Section 6(b)) or any other securities or property, then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities that a holder of that number of Shares would have been entitled to receive.

     "Shares" shall mean shares of the Common Stock.

     "Units" shall mean the limited partnership units in the Partnership issued to Contributing Partners pursuant to the Contribution Agreement.

     "Unitholder" shall mean the Person who at the time in question holds one or more Units in accordance with the Partnership Agreement, as the same may be amended from time to time.

     2. Grant of Redemption Rights.

     (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to Contributing Partners, and Contributing Partners do hereby accept, the right, but without obligation on the part of Contributing Partners, to require the Partnership to redeem from time to time part or all of their Units for the Cash Purchase Price ("Redemption Rights").

     (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume the obligation of the Partnership with respect to and satisfy a Contributing Partner's exercise of a Redemption Right by paying to such Contributing Partner, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with respect to the Units for which such Contributing Partner exercised its Redemption Rights. If the General Partner assumes such obligations with respect to the exercise by a Contributing Partner of a Redemption Right as to certain Units and makes the

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required payment, then the Partnership shall have no obligation to pay any amount to such Contributing Partner with respect to the exercise of a Redemption Right for such Units, and any Units purchased shall be owned by the General Partner for all purposes.


     (c) If the General Partner shall assume the obligations of the Partnership with respect to and satisfy a Redemption Right, the Partnership, the Contributing Partner and the General Partner each shall treat the transaction between the General Partner and Contributing Partner as a sale of Contributing Partner's Units (or a portion thereof) to the General Partner for federal income tax purposes.

     (d) Upon the redemption or purchase of part or all of a Contributing Partner's Units and the payment of the Purchase Price with respect thereto, such Person shall be deemed withdrawn as a Partner in the Partnership to the extent of the Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Units, provided, however, that Contributing Partner's rights under this Agreement with regard to any other Units will continue in full force and effect.

     (e) No fractional Shares shall be issued hereunder; in lieu of fractional Shares, the General Partner shall pay cash based on the Current Per Share Market Price on the relevant Computation Date.

     3. Exercise of Redemption Rights.

   3.1 Time for Exercise of Redemption Rights. Contributing Partners may exercise their Redemption Rights in whole or in part and at any time and from time to time on or after the first anniversary of the date hereof but prior to the Expiration Date; provided, however, that the Redemption Rights may not be exercised at any one time by any Contributing Partner with respect to less than 1,000 Units (or all the Units then owned by such Contributing Partner if such Contributing Partner owns less than 1,000 Units) or in the event that such exercise of Redemption Rights (and the assignment of Units or delivery of the Cash Purchase Price or Share Purchase Price with respect thereto) violates the terms of the Partnership Agreement or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Units specified therein in accordance with the terms hereof.



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   3.2 Method of Exercise.  The Redemption Rights shall be exercised by written notice (the "Notice") to the Partnership in the form of Exhibit A specifying the number of Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the exercising Contributing Partner.

   3.3 Closing. Subject to the provisions of Section 4.1(d), the closing of the redemption or purchase and sale pursuant to an exercise of the Redemption Rights shall occur within 30 days following the giving of the Notice. A Contributing Partner that has exercised Redemption Rights shall execute such documents as the General Partner may reasonably require in connection with the closing of the redemption or purchase and sale pursuant thereto.

   3.4 Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Units pursuant to an exercise of Redemption Rights, the Partnership shall deliver to Contributing Partner the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights and subject to the provisions of Section 4.1(d), the General Partner shall deliver to the Partnership, at the election of the General Partner, which may be exercised in the General Partner's sole discretion, either (a) the Cash Purchase Price by check or (b) certificates representing the Shares and any other securities constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in Section 2(e), or a combination thereof.

     4. Matters Relating to Shares.

   4.1 Registration.

     (a) The General Partner shall (i) prepare, file and use reasonable efforts to cause to become effective on or before the ninetieth day following the first anniversary of the date hereof a registration statement, which may be on Form S-3, under the Securities Act relating to the Shares to be issued upon exercise of the Redemption Rights assuming full satisfaction of the Redemption Rights by delivery of Shares (and, in the sole discretion of the General Partner, any other Shares) and (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the
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provisions of the Securities Act.  The General Partner may, but shall not be obligated to, issue Shares previously registered under its current registration statement on Form S-3 (Registration No. 33-90556).

     (b) The General Partner shall pay all Registration Expenses incurred prior to the sixth anniversary of the date hereof with respect to filing and keeping effective the registration statement through such date, and the Unitholders (other than the Unitholders that have given a notice pursuant to Section 4.1(e)) shall reimburse the General Partner for Registration Expenses (or a pro rata portion of the Registration Expenses based on the number of Shares issuable to such Unitholders upon full exercise of the Redemption Rights of such Unitholders relative to the total number of Shares issuable pursuant to such registration statement) which are incurred after the sixth anniversary of the date hereof in respect of maintaining effective (but not the initial filing and causing to become effective of) such registration statement. The reimbursement of such expenses by the Unitholders shall be paid upon demand.

     (c) If under the Securities Act or then current SEC policy public resale of any Shares to be delivered pursuant hereto may not be effected by Contributing Partners without the registration under the Securities Act of such Shares for resale and Contributing Partners shall have notified the Partnership of the same prior to or concurrently with the giving of a Notice by a Contributing Partner of the exercise of Redemption Rights, the General Partner may, at any time during the thirty-day period following the giving of such Notice, elect to delay the closing pursuant to such exercise of Redemption Rights until the ninetieth day following the giving of such Notice and thereafter use reasonable best efforts to register for resale the Shares constituting the Share Purchase Price in respect thereof (assuming full satisfaction of such Redemption Rights by delivery of Shares), which may be accomplished by means of a shelf registration, and such Contributing Partner and the General Partner will enter into customary agreements with respect thereto which contain provisions similar to those contained in Section 4.1(a) and (b) (except that (i) such registration statement only shall be maintained until the Shares registered thereunder have been sold or are eligible for resale under Rule 144(k) promulgated under the Securities Act and (ii) after the sixth anniversary of the date hereof, the Contributing Partners whose Shares are being registered for resale under such registration statement shall pay the Registration Expenses

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therefor) and other customary provisions, including customary indemnification agreements.

     (d) If the registration statement referred to in Section 4.1(a) is not effective on the later of the ninetieth day following the first anniversary of the date hereof and the closing pursuant to any exercise of Redemption Rights where Shares are otherwise issuable or the SEC shall not be prepared to declare effective a registration statement referred to in Section 4.1(c) in respect of Shares to be issued pursuant to any exercise of Redemption Rights referred to in such subsection (assuming the full satisfaction of such Redemption Rights by delivery of the Share Purchase Price) (unless, in either case, the Contributing Partners have defaulted hereunder), the General Partner shall not have the right to deliver the Share Purchase Price for Units as to which Redemption Rights have been exercised, and the General Partner or the Partnership shall deliver the Cash Purchase Price on the date specified in Section 3.3 or 4.1(c), as the case may be (but the General Partner shall not otherwise have any liability therefor).

     (e) Notwithstanding anything to the contrary contained herein, (i) the General Partner shall have no obligation to keep any registration statement filed pursuant to this Section 4.1 effective after the Expiration Date and the provisions of Section 4.1(d) shall not apply if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated or any or all of the Unitholders notify the General Partner in writing that the General Partner no longer need keep such registration statement effective (in which case such obligation shall be terminated only as to the registration statement specified in such notice and the Shares that otherwise would be issuable or have been issued, as the case may be, to the Unitholder(s) that gave such notice and the provisions of Section 4.1(d) shall not apply only to the exercise of Redemption Rights by such Unitholders) and (ii) the provisions of Section 4.1(d) also shall not apply upon an exercise of Redemption Rights as to Forbes/Cohen Units in the event that the General Partner previously has filed two registration statements pursuant to Section 4.1(c) for Shares issued upon the exercise of Redemption Rights as to Forbes/Cohen Units.

   4.2 Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares in full satisfaction of all Redemption Rights which are from time to


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time outstanding (assuming no limitations as to the ownership of such
Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights).


     4.3 Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights upon issue shall be duly and validly issued and fully paid and non-assessable.

     4.5. Transfer and Other Taxes. In the event that any state or local property transfer or other tax is payable as the result of or in connection with any exercise of the Redemption Rights by a Contributing Partner, such Contributor Partner shall pay such tax, and no Shares shall be issued pursuant hereto until such Contributor Partner has paid to the General Partner or the Partnership, as the case may be, the amount of such tax or has provided evidence, in form reasonably satisfactory to the General Partner or the Partnership, as the case may be, as to the payment thereof.

     6. Anti-Dilution and Adjustment Provisions.

     (a) The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares. The Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) If at any time the General Partner grants to its stockholders any right to subscribe pro rata for additional securities of the General Partner, whether Common Stock or other classifications, or for any other securities or interests that

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Contributing Partners would have been entitled to subscribe for if, immediately prior to such grant, Contributing Partners had exercised their Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement, then the General Partner also shall grant to Contributing Partners the same subscription rights that Contributing Partners would be entitled to if Contributing Partners had exercised their Redemption Rights in full and received the Share Purchase Price in satisfaction thereof prior to such grant.

     (c) Upon the occurrence of a Major Transaction Event where at least one-half of the value (as determined in good faith by the General Partner) of the consideration received by the stockholders of the General Partner in connection with such Major Transaction Event is in the form of securities in a successor entity, the General Partner shall cause effective provision to be made so that, upon exercise of the Redemption Rights and payment of the Purchase Price by means of the Share Purchase Price, Unitholders shall have the right thereafter to acquire, in lieu of the Shares which would have been surrendered therefor, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if such Redemption Rights had been exercised and the General Partner had satisfied the Redemption Rights by delivery of the Share Purchase Price immediately before such Major Transaction Event.

     (d) In the event of any other Major Transaction Event, each Unitholder shall be entitled to exercise the Redemption Rights in full prior to the consummation of such Major Transaction Event, and, with respect to any Shares acquired upon exercise thereof, shall be entitled to all of the rights of the other holders of Shares with respect to any distribution by the General Partner (or the other party to such Major Transaction Event) in connection with such Major Transaction Event. If not exercised within forty-five days after written notice from the General Partner of such Major Transaction Event or such shorter period between the date of such notice and the effective date of such Major Transaction Event, the Redemption Rights shall terminate at the expiration of such period, but the Redemption

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Rights shall be revived if such Major Transaction Event is not consummated.

     (e) The Partnership shall give written notice of any Major Transaction Event promptly after such Major Transaction is announced to the public.

     (f) The provisions of this Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement, as amended from time to time.

     (g) Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with
Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

     7.  Purchase Right.

     7.1 Purchase Right. In the event that the General Partner in good faith determines at any time that the continued ownership of Units by the holder of such Units would cause amounts which would otherwise be characterized as "rents from real property" (within the meaning of Section 865(d)(1) of the Code) to fail to be so characterized as the result of the ownership or deemed ownership of any Retailer Interest, the holder of such Units shall dispose of such Retailer Interest within five Business Days of written notice from the Partnership. In the absence of such a disposition, the General Partner shall have the right, but not the obligation (the "Purchase Right"), to purchase all of the Units then held by such holder upon the terms and subject to the conditions contained in this Section 7.

     7.2 Method of Exercise. The Purchase Right shall be exercised by written notice to the holder of the Units to be purchased specifying that the General Partner has elected to purchase such Units pursuant to Section 7 of this Agreement.


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     7.3  Purchase Price.  The purchase price for such Units shall be the Cash
Purchase Price with respect to such Units.

     7.4  Closing.  The closing of any purchase and sale pursuant to this
Section 7 shall occur at the time specified in the notice described in Section
7.2 but in no event later than 30 days after the giving of such notice. At the closing, the General Partner shall deliver to the selling Unitholder the Cash Purchase Price in immediately available funds, and the selling Unitholder shall deliver to the General Partner an instrument of transfer in form sufficient to transfer the Units to be transferred, free and clear of all Liens, and containing the representations and warranties set forth in Exhibit A.

     7.5 Notice of Certain Events. Each Contributing Partner shall provide to the Partnership a written statement describing the acquisition by it or its partners or Affiliates of any equity interest in a retailer or other person or entity which is or could be a potential tenant of the Partnership or of any Other REIT (a "Retailer Interest").

     8.    Miscellaneous Provisions.

     8.1 Notices. All notices or other communications given pursuant to this Agreement shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answerback and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 8.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 55 West Monroe Street, Suite 3100, Chicago, Illinois 60603, facsimile number (312) 551-5475, Attention: Matthew Bucksbaum and Bernard Freibaum, and, in the case of Contributing Partner, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

     8.2 Assignment. Contributing Partners may not assign this Agreement or their rights hereunder; provided, however, that the rights of Contributing Partners hereunder (including the Redemption Rights) shall automatically devolve upon any Person to the extent that such Person holds Units, and becomes a
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

substituted partner with respect to such Units, in accordance with the Partnership Agreement, as amended from time to time, and delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof. Subject to the provisions of Section 6, the General Partner may assign this Agreement without the consent of Contributing Partners, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

   8.3 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns, except as expressly herein otherwise provided.

   8.4 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

   8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

   8.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

   8.7 Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to a "Section" or "Schedule" shall refer to a Section or Schedule of this Agreement unless otherwise specified.

   8.8 Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of Shares pursuant hereto.

   8.9 Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and

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documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



CONTRIBUTING PARTNERS:


FORBES/COHEN PROPERTIES, a
Michigan general partnership


By:  /s/ Maurice Cohen
    ---------------------------
     Maurice Cohen, partner


By: /s/ Sidney Forbes
    ---------------------------
     Sidney Forbes, partner


JACKSON PROPERTIES, a
Michigan general partnership


By:  Forbes/Cohen Properties, a
     Michigan general partnership,
     partner


     By: /s/ Maurice Cohen
         -----------------------------
         Maurice Cohen, partner


      By: /s/ Sidney Forbes
         -----------------------------
         Sidney Forbes, partner


By:  The Frankel Group, a Michigan general
     partnership, a partner


     By: /s/ Samuel Frankel
         -----------------------------
         Samuel Frankel, Trustee under
         Trust Agreement dated 7/9/91,
         partner



By:  The Cohn Group, a Michigan general
     partnership, a partner


     By: /s/ Avern Cohn
         -------------------
         Avern Cohn, partner

LAKEVIEW SQUARE ASSOCIATES, a
Michigan general partnership


By:  Forbes/Cohen Properties, a
     Michigan general partnership,
     a partner


     By: /s/ Maurice Cohen
         -------------------------------
         Maurice Cohen, partner


     By: /s/ Sidney Forbes
         -------------------------------
         Sidney Forbes, partner


By:  Lakeview Properties, a
     Michigan limited partnership,
     a partner

     By: Forbes/Cohen Properties,
         a Michigan general partnership,
         its general partner




     By: /s/ Maurice Cohen
         -------------------------------
         Maurice Cohen, partner


     By: /s/ Sidney Forbes
         ------------------------------
         Sidney Forbes, partner


PARTNERSHIP:

GGP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  General Growth Properties, Inc.
     a Delaware corporation


     By: /s/ Joel Bayer
         ------------------------------
     Its Vice President
         ------------------------------


GENERAL PARTNER:

General Growth Properties, Inc.
a Delaware corporation

By: /s/ Joel Bayer
   ------------------------------------
   Its Vice President
       --------------------------------














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